UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2016

TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	001-34657 (Commission File Number)	75-2679109 (I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive officers)

75201
(Zip Code)

214-932-6600
(Registrant's telephone number,
including area code)

N/A
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2016, the Board of Directors of Texas Capital Bancshares, Inc. (the "Company") approved the grant of a special retention performance award to Julie Anderson, the Company's Chief Accounting Officer, Controller and Corporate Secretary. The performance award consists of cash units valued at $100,000 and is 100% service-based, vesting 25% over the next four anniversaries of the grant date. The award was granted pursuant to the Company's 2015 Long-Term Incentive Plan.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 17, 2016, the Company held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). The matters voted on at the Annual Meeting and final voting results are summarized below.

Proposal One - A Company proposal to elect 12 directors:

	Number of Shares
	Voted For	Votes Withheld	Broker Non-Votes
Larry L. Helm	40,499,339	82,997	2,518,304
C. Keith Cargill	40,486,347	95,989	2,518,304
Peter B. Bartholow	37,479,811	3,102,525	2,518,304
James H. Browning	40,462,629	119,707	2,518,304
Preston M. Geren III	40,499,275	83,061	2,518,304
Charles S. Hyle	40,462,406	119,930	2,518,304
Elysia Holt Ragusa	40,500,045	82,291	2,518,304
Steven P. Rosenberg	40,412,972	169,364	2,518,304
Robert W. Stallings	40,487,688	94,648	2,518,304
Dale W. Tremblay	36,557,752	4,024,584	2,518,304
Ian J. Turpin	40,158,537	423,799	2,518,304
Patricia A. Watson	40,480,520	101,816	2,518,304

Proposal 2 - a Company proposal to approve, on an advisory basis, the 2015 compensation of our Named Executive Officers:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Non-Votes
Approval of the 2015 Compensation of our Named Executive Officers	39,456,378	1,095,003	30,955	2,518,304

Proposal 3 - a Company proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm	42,752,669	345,377	2,594	—

All 12 director nominees were elected, the 2015 compensation of the Company's Named Executive Officers was approved on an advisory basis and the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm was ratified.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 19, 2016	TEXAS CAPITAL BANCSHARES, INC.

		By:	/s/ Julie Anderson
Julie Anderson Chief Accounting Officer